Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Jamf Holding Corp. of our report dated March 1, 2022, with respect to the consolidated financial statements of Jamf Holding Corp. and the effectiveness of internal control over financial reporting of Jamf Holding Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

April 26, 2022